UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

Lapolla Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31354	13-3545304
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas 77032
(Address of principal executive offices) (Zip Code)

(281) 219-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)    On December 30, 2016, Lapolla Industries, Inc. entered into a second amendment to that certain Executive Employment Agreement, effective January 1, 2014, as amended, with Douglas J. Kramer, CEO and President, which extends his Employment Term for an additional one (1) year from December 31, 2016 to December 31, 2017 (the “Second Kramer Amendment”).

The foregoing summary of the Second Kramer Amendment is qualified in its entirety by reference to the full text of the Second Kramer Amendment which is attached to this Current Report on Form 8-K as Exhibit 10.1.

(2)    On December 30, 2016, Lapolla Industries, Inc. entered into a first amendment to that certain Executive Employment Agreement, effective January 1, 2015, with Jomarc C. Marukot, CFO and Treasurer, which: (a) extends his Employment Term for an additional one (1) year from December 31, 2016 to December 31, 2017; and (b) provides for an annual base salary increase, effective January 1, 2017, from $190,000 to $210,000 (the “Marukot Amendment”).

The foregoing summary of the Marukot Amendment is qualified in its entirety by reference to the full text of the Marukot Amendment which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1*	Second Amendment to Executive Employment Agreement dated December 30, 2016, between Douglas J. Kramer and Lapolla Industries, Inc.
10.2*	First Amendment to Executive Employment Agreement dated December 30, 2016, between Jomarc C. Marukot and Lapolla Industries, Inc.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President